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                                  EXHIBIT 23.4

                                     CONSENT

     We hereby consent to the inclusion of our letter addressed to the boards of directors of IBT Bancorp, Inc. and The Farwell State Savings Bank, and to the references made to such letter and to the firm, which is attached as Appendix B to the Proxy Statement-Prospectus constituting part of the Registration Statement on Form S-4 of IBT Bancorp, Inc.


                                         /s/ Austin Associates, LLC
                                         ---------------------------------------
                                         Austin Associates, LLC

Toledo, Ohio
June 28, 2006